SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 22, 2003
(To Prospectus dated June 19, 2003)

                                 CWABS, INC.
                                  Depositor

                                 Countrywide
                               Home Loans, Inc.
                                    Seller

                     Countrywide Home Loans Servicing LP
                               Master Servicer

                  Asset-Backed Certificates, Series 2003-BC4
                              _________________


The Class 2-A-2                 The Class 2-A-2 Certificates
Certificates represent
obligations of the trust        o  This supplement relates to the offering of
only and do not represent          the Class 2-A-2 Certificates of the series
an interest in or                  referenced above. This supplement does not
obligation of CWABS,               contain complete information about the
Inc., Countrywide Home             offering of the Class 2-A-2 Certificates.
Loans, Inc., Countrywide           Additional information is contained in the
Home Loans Servicing LP            prospectus supplement dated August 22, 2003
or any of their                    prepared in connection with the offering of
affiliates.                        the offered certificates of the series
                                   referenced above and in the prospectus of the
This supplement may be             depositor dated June 19, 2003. You are urged
used to offer and sell             to read this supplement, the prospectus
the offered certificates           supplement and the prospectus in full.
only if accompanied by
the prospectus supplement       o  As of June 25, 2004, the certificate
and the prospectus.                principal balance of the Class 2-A-2
                                   Certificates was approximately $315,747,000.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class 2-A-2 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

July 16, 2004

                              THE MORTGAGE POOL

     As of June 1, 2004 (the "Reference Date"), Loan Group 1 included approximately 954 Mortgage Loans having an aggregate Stated Principal Balance of approximately $144,645,668 and Loan Group 2 included approximately 2,577 Mortgage Loans having an aggregate Stated Principal Balance of approximately $416,629,201.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

-

                                                                                           As of June 1, 2004
                                                                                     ----------------------------
                                                                                       Loan Group     Loan Group
                                                                                            1              2
                                                                                     ----------------------------
Total Number of Mortgage Loans......................................................       954           2,577
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
     30 -59 days....................................................................      3.04%          3.49%
     60 - 89 days...................................................................      1.78%          1.40%
     90 days or more (excluding pending foreclosures)...............................      3.04%          2.79%
                                                                                          -----          -----
     Total Delinquencies............................................................      7.86%          7.68%
                                                                                          =====          =====
Foreclosures Pending................................................................      0.00%          0.00%
                                                                                          -----          -----
Total Delinquencies and foreclosures pending........................................      7.86%          7.68%
                                                                                          =====          =====


______________

(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                         SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                             Delinquency and Foreclosure Experience
                                           ---------------------------------------------------------------------------
                                                As of December 31, 2000                  As of December 31, 2001
                                           ------------------------------------  -------------------------------------
                                           Principal Balance       Percentage       Principal Balance       Percentage
                                           ---------------------  -------------  -----------------------  ------------
Total Portfolio                               $7,867,335,642.62      100.00%          $9,081,242,926.99       100.00%
Delinquency Percentage
30-59 Days                                      $617,079,497.93        7.84%            $806,843,594.55         8.88%
60-89 Days                                       209,082,975.61        2.66%             255,443,513.99         2.81%
90+ Days                                          87,295,342.66        1.11%             103,605,792.49         1.14%
                                           ---------------------  -------------  -----------------------  ------------
Sub-Total                                       $913,457,816.20       11.61%          $1,165,892,900.03        12.84%
                                           ---------------------  -------------  -----------------------  ------------
Foreclosure Rate                                $231,465,019.95        2.94%            $356,652,093.38         3.93%
Bankruptcy Rate                                 $109,183,964.35        1.39%            $232,679,880.26         2.56%


                                                             Delinquency and Foreclosure Experience
                                           ---------------------------------------------------------------------------
                                                As of December 31, 2003                 As of December 31, 2003
                                           ------------------------------------  -------------------------------------
                                           Principal Balance       Percentage       Principal Balance      Percentage
                                           ---------------------  -------------  -----------------------  ------------
Total Portfolio                              $10,499,524,957.75      100.00%         $20,666,799,653.23       100.00%
Delinquency Percentage
30-59 Days                                      $776,262,182.66        7.39%           1,237,075,952.99         5.99%
60-89 Days                                       272,447,833.46        2.59%             369,166,558.52         1.79%
90+ Days                                        $112,192,108.56        1.07%             101,415,871.40          .49%
                                           ---------------------  -------------  -----------------------  ------------
Sub-Total                                     $1,160,902,124.68       11.06%          $1,707,668,382.91         8.26%
                                           ---------------------  -------------  -----------------------  ------------
Foreclosure Rate                                $277,872,737.06        2.65%             322,168,334.41         1.56%
Bankruptcy Rate                                 $293,013,840.50        2.79%             305,504,468.46         1.48%


                                              Delinquency and Foreclosure
                                                       Experience
                                           ------------------------------------
                                                  As of March 31, 2004
                                           ---------------------  -------------
Total Portfolio                            Principal Balance       Percentage
Delinquency Percentage                       $29,161,649,073         100.00%
30-59 Days
60-89 Days                                    $1,421,444,465           4.87%
90+ Days                                         434,720,503           1.49%
                                           ---------------------  -------------
Sub-Total                                        158,310,237           0.54%
                                           ---------------------  -------------
Foreclosure Rate                              $2,014,475,205           6.91%
Bankruptcy Rate                                 $385,837,835           1.32%
                                                $384,005,661           1.32%

     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                 DESCRIPTION OF THE CLASS 2-A-2 CERTIFICATES

     The Class 2-A-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of June 25, 2004 (the "Certificate Date"), the certificate principal balance of the Class 2-A-2 Certificates was approximately $315,747,000 evidencing a beneficial ownership interest of approximately 57.19% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of $448,074,868 and evidenced in the aggregate a beneficial ownership interest of approximately 81.16% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $104,000,000 and evidenced in the aggregate a beneficial ownership interest of approximately 18.84% in the Trust Fund. For additional information with respect to the Class 2-A-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The June 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.87% per annum, the level of One-Month LIBOR remains constant at 1.39% per annum and the level of One-Year LIBOR remains constant at 2.28% per annum;
(vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date;
(vii) the Closing Date for the Certificates is July 16, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans fo r the life of mortgage loans. For example, a 23% Prepayment Vector assumes a constant prepayment rate ("CPR") of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assume s a CPR of 23% per annum.

     The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

     For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 100% Prepayment Vector assumes 4% CPR in month 1, an additional 1/11th of 26% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 23, increasing to and remaining constant at 70% CPR from month 24 until month 27 and remaining constant at 35% CPR from month 28 and thereafter; provided, however, that the prepayment rate will not exceed 85% CPR in any period for a any given percentage or PV.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class 2-A-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

             Percent of Certificate Principal Balance Outstanding

Adjustable Rate Mortgage Loans -                0%          80%         100%        120%        150%
(Percentages of the Prepayment                 ---          ---         ----        ----        ----
Model)

            Distribution Date
            -----------------

Initial Percent.........................       100          100         100         100         100
July 25, 2005...........................       100          67           57          45          37
July 25, 2006...........................       100          42           29          17          8
July 25, 2007...........................       100          37           26          14          4
July 25, 2008...........................        99          28           20          13          0
July 25, 2009...........................        97          21           14          0           0
July 25, 2010...........................        95          16           0           0           0
July 25, 2011...........................        93           0           0           0           0
July 25, 2012...........................        91           0           0           0           0
July 25, 2013...........................        88           0           0           0           0
July 25, 2014...........................        86           0           0           0           0
July 25, 2015...........................        83           0           0           0           0
July 25, 2016...........................        80           0           0           0           0
July 25, 2017...........................        76           0           0           0           0
July 25, 2018...........................        72           0           0           0           0
July 25, 2019...........................        68           0           0           0           0
July 25, 2020...........................        66           0           0           0           0
July 25, 2021...........................        63           0           0           0           0
July 25, 2022...........................        59           0           0           0           0
July 25, 2023...........................        56           0           0           0           0
July 25, 2024...........................        52           0           0           0           0
July 25, 2025...........................        47           0           0           0           0
July 25, 2026...........................        43           0           0           0           0
July 25, 2027...........................        38           0           0           0           0
July 25, 2028...........................        33           0           0           0           0
July 25, 2029...........................        27           0           0           0           0
July 25, 2030...........................        20           0           0           0           0
July 25, 2031...........................        0            0           0           0           0
Weighted Average Life (years)(1)........      18.87        2.63         1.91        1.34        0.96
Weighted Average Life (years)(1)(2).....      19.00        3.05         2.25        1.63        1.10

______________
(1)  Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in the Prospectus Supplement.

(2)  To the Optional Termination Date

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class 2-A-2 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class 2-A-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 2-A-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Underwriter Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                   RATINGS

     The Class 2-A-2 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch Ratings See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

                                              CWABS 2003-BC4 Group 1



Summary of Loans in Loan Group 1                                                                    Range
(As of Reference Date)                                                                              -----

Number of Mortgage Loans                                                                      954
Aggregate Balance                                                                    $144,645,668
Average Loan Balance                                                                     $151,620          $33,153 to      $634,492
Weighted Average Mortgage Rate                                                             7.451%           5.120% to       12.500%
Net Weighted Average Mortgage Rate                                                         6.453%           3.501% to       11.991%
Adjustable Rate Mortgage Loan Characteristics
     Weighted Average Gross Margin                                                         6.586%           3.950% to       10.376%
     Weighted Average Maximum Mortgage Rate                                               13.792%           10.99% to        18.50%
     Weighted Average Minimum Mortgage Rate                                                7.376%            4.25% to        12.50%
Weighted Average Original Term (months)                                                       343              120 to           360
Weighted Average Remaining Term (months)                                                      329              106 to           348
Weighted Average Loan-to-Value Ratio                                                       82.91%           22.40% to       100.00%
Weighted Average FICO Score                                                                   616


                                              CWABS 2003-BC4 Group 1

Mortgage Loan Programs


                                                          Number of          Aggregate Principal    Percent Of Aggregate
Description                                               Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
2-Year/18-Year LIBOR                                      1                                  $56,138                   0.04 %
2-Year/28-Year LIBOR                                      448                            $73,240,868                  50.63
3-Year/27-Year LIBOR                                      100                            $16,577,751                  11.46
5-Year/25-Year LIBOR (12 Month Year LIBOR)                2                                 $357,205                   0.25
5-Year/25-Year LIBOR (6 Month Year LIBOR)                 1                                 $257,376                   0.18
FIXED 10-Year                                             3                                 $190,836                   0.13
FIXED 15-Year                                             70                              $7,680,026                   5.31
FIXED 20-Year                                             21                              $2,372,183                   1.64
FIXED 25-Year                                             6                                 $965,651                   0.67
FIXED 30-Year                                             276                            $39,258,492                  27.14
FIXED 30/15 Year Balloon                                  26                              $3,689,143                   2.55
---------------------------------------------------------------------------------------------------------------------------
Total                                                     954                           $144,645,668                    100 %
===========================================================================================================================


Mortgage Loan Principal Balances


Range of Mortgage Loan                                    Number of          Aggregate Principal    Percent Of Aggregate
Principal Balances ($)                                    Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
$25000.01 - $50000                                        24                              $1,033,312                   0.71 %
$50000.01 - $75000                                        110                             $6,854,260                   4.74
$75000.01 - $100000                                       140                            $12,102,792                   8.37
$100000.01 - $ 150000                                     277                            $34,369,823                  23.76
$150000.01 - $ 200000                                     192                            $32,853,144                  22.71
$200000.01 - $ 250000                                     107                            $23,685,602                  16.37
$250000.01 - $ 300000                                     50                             $13,661,544                   9.44
$300000.01 - $ 350000                                     28                              $9,038,559                   6.25
$350000.01 - $ 400000                                     14                              $5,261,963                   3.64
$400000.01 - $ 450000                                     6                               $2,557,534                   1.77
$450000.01 - $ 500000                                     3                               $1,444,095                   1.00
$550000.01 - $ 600000                                     2                               $1,148,547                   0.79 %
$600000.01 - $ 650000                                     1                                 $634,492                   0.44
---------------------------------------------------------------------------------------------------------------------------
Total                                                     954                           $144,645,668                    100 %
===========================================================================================================================

                                              CWABS 2003-BC4 Group 1

Mortgage Rates

Range of Mortgage                                         Number of          Aggregate Principal    Percent Of Aggregate
Rates (%)                                                 Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
5.001 - 5.500                                             3                                 $626,284                   0.43
5.501 - 6.000                                             43                              $8,226,169                   5.69 %
6.001 - 6.500                                             99                             $17,911,419                  12.38
6.501 - 7.000                                             166                            $28,582,867                  19.76
7.001 - 7.500                                             164                            $27,040,785                  18.69
7.501 - 8.000                                             199                            $28,671,722                  19.82
8.001 - 8.500                                             118                            $14,694,367                  10.16
8.501 - 9.000                                             90                             $11,693,433                   8.08
9.001 - 9.500                                             36                              $3,959,165                   2.74
9.501 - 10.000                                            16                              $1,305,551                   0.90
10.001 - 10.500                                           14                              $1,531,115                   1.06
10.501 - 11.000                                           3                                 $216,359                   0.15
11.001 - 11.500                                           1                                  $61,121                   0.04
11.501 - 12.000                                           1                                  $66,024                   0.05 %
12.001 - 12.500                                           1                                  $59,289                   0.04
---------------------------------------------------------------------------------------------------------------------------
Total                                                     954                           $144,645,668                    100 %
===========================================================================================================================


Months Remaining to Maturity


Range of Months                                           Number of          Aggregate Principal    Percent Of Aggregate
Remaining to Maturity                                     Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
1 - 120                                                   3                                 $190,836                   0.13 %
121 - 180                                                 96                             $11,369,169                   7.86
181 - 300                                                 28                              $3,393,971                   2.35
301 - 360                                                 827                           $129,691,692                  89.66
---------------------------------------------------------------------------------------------------------------------------
Total                                                     954                           $144,645,668                    100 %
===========================================================================================================================


Loan-to-Value Ratios


Range of                                                  Number of          Aggregate Principal    Percent Of Aggregate
Loan-to-Value Ratios (%)                                  Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                             9                               $1,281,632                   0.89 %
50.01-55.00                                               5                                 $576,950                   0.40
55.01-60.00                                               17                              $2,465,122                   1.70
60.01-65.00                                               22                              $3,264,740                   2.26
65.01-70.00                                               43                              $5,935,100                   4.10
70.01-75.00                                               71                             $11,157,512                   7.71
75.01-80.00                                               237                            $34,270,542                  23.69
80.01-85.00                                               177                            $29,109,292                  20.12
85.01-90.00                                               284                            $43,024,641                  29.74
90.01-95.00                                               77                             $11,786,709                   8.15
95.01-100.00                                              12                              $1,773,428                   1.23
---------------------------------------------------------------------------------------------------------------------------
Total                                                     954                           $144,645,668                    100 %
===========================================================================================================================

                                              CWABS 2003-BC4 Group 1

State Distribution of Mortgaged Properties

                                                          Number of          Aggregate Principal    Percent Of Aggregate
State                                                     Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
Alabama                                                   6                                 $846,149                   0.58 %
Alaska                                                    1                                 $112,999                   0.08
Arizona                                                   21                              $2,926,497                   2.02
Arkansas                                                  3                                 $491,586                   0.34
California                                                182                            $40,342,599                  27.89
Colorado                                                  17                              $3,155,702                   2.18
Connecticut                                               11                              $1,922,749                   1.33
Delaware                                                  1                                 $150,351                   0.1
Florida                                                   90                             $12,051,559                   8.33
Georgia                                                   7                                 $866,423                   0.6
Idaho                                                     1                                  $79,187                   0.05
Illinois                                                  51                              $7,369,181                   5.09
Indiana                                                   23                              $3,046,723                   2.11
Iowa                                                      7                                 $750,899                   0.52
Kansas                                                    5                                 $644,423                   0.45
Kentucky                                                  10                              $1,417,938                   0.98
Louisiana                                                 7                                 $854,075                   0.59
Maine                                                     4                                 $601,130                   0.42
Maryland                                                  19                              $4,022,214                   2.78
Massachusetts                                             9                               $1,398,183                   0.97
Michigan                                                  36                              $4,992,355                   3.45
Minnesota                                                 15                              $2,591,554                   1.79
Mississippi                                               2                                 $198,168                   0.14
Missouri                                                  26                              $2,862,791                   1.98
Montana                                                   1                                  $86,808                   0.06
Nebraska                                                  2                                 $172,712                   0.12
Nevada                                                    11                              $1,634,911                   1.13
New Jersey                                                22                              $3,587,251                   2.48
New Mexico                                                4                                 $445,230                   0.31
New York                                                  29                              $5,053,338                   3.49
North Carolina                                            32                              $3,929,176                   2.72
North Dakota                                              2                                 $237,314                   0.16
Ohio                                                      30                              $3,627,861                   2.51
Oklahoma                                                  6                                 $541,847                   0.37
Oregon                                                    12                              $1,890,914                   1.31
Pennsylvania                                              39                              $5,174,898                   3.58
Rhode Island                                              3                                 $452,104                   0.31
South Carolina                                            15                              $1,298,980                   0.9
South Dakota                                              1                                  $76,816                   0.05
Tennessee                                                 20                              $2,258,904                   1.56
Texas                                                     97                              $9,490,685                   6.56
Utah                                                      4                                 $684,274                   0.47
Virginia                                                  29                              $4,800,413                   3.32
Washington                                                22                              $3,369,292                   2.33
West Virginia                                             4                                 $387,085                   0.27
Wisconsin                                                 15                              $1,749,420                   1.21
---------------------------------------------------------------------------------------------------------------------------
Total                                                     954                           $144,645,668                    100 %
===========================================================================================================================

                                              CWABS 2003-BC4 Group 1

FICO Credit Score


Range of                                                  Number of          Aggregate Principal    Percent Of Aggregate
FICO Credit Scores                                        Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
781 - 800                                                 3                                 $657,686                   0.45 %
761 - 780                                                 3                                 $259,212                   0.18
741 - 760                                                 6                                 $951,671                   0.66
721 - 740                                                 14                              $2,300,217                   1.59
701 - 720                                                 33                              $4,349,758                   3.01
681 - 700                                                 42                              $5,804,375                   4.01
661 - 680                                                 67                             $10,964,719                   7.58
641 - 660                                                 119                            $18,811,380                  13.01
621 - 640                                                 120                            $19,108,016                  13.21
601 - 620                                                 162                            $25,111,239                  17.36
581 - 600                                                 137                            $20,466,422                  14.15
561 - 580                                                 120                            $17,298,179                  11.96
541 - 560                                                 68                             $10,578,009                   7.31
521 - 540                                                 41                              $5,519,030                   3.82
501 - 520                                                 19                              $2,465,755                   1.7
---------------------------------------------------------------------------------------------------------------------------
Total                                                     954                           $144,645,668                    100 %
===========================================================================================================================


Property Type

                                                          Number of          Aggregate Principal    Percent Of Aggregate
Description                                               Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
Single Family Detachaed                                   773                           $115,964,713                  80.17 %
Planned Unit Development                                  65                             $12,129,004                   8.39
Condominium                                               55                              $7,564,460                   5.23
2 Family Home                                             24                              $3,808,569                   2.63
4 Family Home                                             7                               $1,571,785                   1.09
Single Family Attached                                    10                              $1,472,865                   1.02
Manufactured Housing (1)                                  12                                $991,435                   0.69
Planned Unit Development Attached                         3                                 $532,259                   0.37
3 Family Home                                             3                                 $394,774                   0.27
High Rise Condominium                                     1                                 $134,017                   0.09
Townhome                                                  1                                  $81,788                   0.06
---------------------------------------------------------------------------------------------------------------------------
Total                                                     954                           $144,645,668                    100 %
===========================================================================================================================


Loan Purpose


                                                          Number of          Aggregate Principal    Percent Of Aggregate
Loan Purpose                                              Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
Refinance - Cash Out                                      696                           $105,929,337                  73.23 %
Purchase                                                  150                            $22,766,518                  15.74
Refinance - Rate/Term                                     108                            $15,949,813                  11.03
---------------------------------------------------------------------------------------------------------------------------
Total                                                     954                           $144,645,668                    100 %
===========================================================================================================================

                                              CWABS 2003-BC4 Group 1

Occupancy Types


Occupancy Type                                            Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                            901                           $138,870,537                  96.01 %
Non-Owner Occupied                                        53                              $5,775,131                   3.99
---------------------------------------------------------------------------------------------------------------------------
Total                                                     954                           $144,645,668                    100 %
===========================================================================================================================


Gross Margin
(for Adjustable Rate Mortgage Loans in Group 1)


Range of Gross                                            Number of          Aggregate Principal    Percent Of Aggregate
Margins (%)                                               Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
3.001 - 4.000                                             3                                 $614,581                   0.68 %
4.001 - 5.000                                             6                               $1,204,047                   1.33
5.001 - 6.000                                             142                            $26,485,044                  29.27
6.001 - 7.000                                             245                            $40,219,170                  44.45
7.001 - 8.000                                             116                            $17,046,285                  18.84
8.001 - 9.000                                             29                              $3,844,633                   4.25
9.001 - 10.000                                            9                                 $869,669                   0.96
10.001 - 11.000                                           2                                 $205,908                   0.23
---------------------------------------------------------------------------------------------------------------------------
Total                                                     552                            $90,489,338                    100 %
===========================================================================================================================


Next Adjustment Date
(for Adjustable Rate Mortgage Loans in Group 1)


Next Adjustment                                           Number of          Aggregate Principal    Percent Of Aggregate
Date                                                      Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
June 2004                                                 1                                  $56,320                   0.06 %
September 2004                                            2                                 $185,041                   0.2
October 2004                                              2                                 $279,893                   0.31
November 2004                                             7                                 $851,569                   0.94
December 2004                                             20                              $2,741,517                   3.03
January 2005                                              33                              $5,705,925                   6.31
February 2005                                             48                              $7,080,885                   7.83
March 2005                                                69                             $11,198,231                  12.38
April 2005                                                96                             $16,154,183                  17.85
May 2005                                                  141                            $23,404,454                  25.86
June 2005                                                 30                              $5,638,987                   6.23
December 2005                                             4                                 $548,398                   0.61
January 2006                                              4                                 $558,334                   0.62
February 2006                                             14                              $1,904,716                   2.1
March 2006                                                26                              $3,614,844                   3.99
April 2006                                                40                              $7,430,852                   8.21
May 2006                                                  7                               $1,581,798                   1.75
June 2006                                                 5                                 $938,810                   1.04
January 2008                                              1                                 $257,376                   0.28
March 2008                                                2                                 $357,205                   0.39
---------------------------------------------------------------------------------------------------------------------------
Total                                                     552                            $90,489,338                    100 %
===========================================================================================================================

                                              CWABS 2003-BC4 Group 1

Maximum Mortgage Rate
(for Adjustable Rate Mortgage Loans in Group 1)


Range of Maximum                                          Number of          Aggregate Principal    Percent Of Aggregate
Mortgage Rates                                            Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
10.501 - 11.000                                           1                                 $246,087                   0.27 %
11.001 - 11.500                                           3                                 $563,773                   0.62
11.501 - 12.000                                           25                              $4,461,120                   4.93
12.001 - 12.500                                           40                              $7,608,127                   8.41
12.501 - 13.000                                           66                             $11,447,719                  12.65
13.001 - 13.500                                           91                             $15,755,148                  17.41
13.501 - 14.000                                           96                             $16,614,172                  18.36
14.001 - 14.500                                           78                             $12,277,613                  13.57
14.501 - 15.000                                           69                             $10,780,169                  11.91
15.001 - 15.500                                           34                              $4,822,885                   5.33
15.501 - 16.000                                           23                              $2,934,794                   3.24
16.001 - 16.500                                           17                              $2,089,537                   2.31
16.501 - 17.000                                           4                                 $403,273                   0.45
17.000 - 17.500                                           1                                 $214,809                   0.24
17.501 - 18.000                                           3                                 $210,825                   0.23
18.001 - 18.500                                           1                                  $59,289                   0.07
---------------------------------------------------------------------------------------------------------------------------
Total                                                     552                            $90,489,338                    100 %
===========================================================================================================================


Initial Periodic Rate Cap
(for Adjustable Rate Mortgage Loans in Group 1)


Initial Periodic Rate                                     Number of          Aggregate Principal    Percent Of Aggregate
Cap (%)                                                   Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
1.00                                                      2                                 $386,458                   0.43 %
1.50                                                      148                            $26,103,937                  28.85
2.00                                                      5                                 $953,340                   1.05
3.00                                                      395                            $62,688,398                  69.28
5.00                                                      2                                 $357,205                   0.39
---------------------------------------------------------------------------------------------------------------------------
Total                                                     552                            $90,489,338                    100 %
===========================================================================================================================

                                              CWABS 2003-BC4 Group 1

Subsequent Periodic Rate Cap
(for Adjustable Rate Mortgage Loans in Group 1)

Subsequent Periodic                                       Number of          Aggregate Principal    Percent Of Aggregate
Rate Cap (%)                                              Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
1.00                                                      386                            $61,115,662                  67.54 %
1.50                                                      166                            $29,373,675                  32.46
---------------------------------------------------------------------------------------------------------------------------
Total                                                     552                            $90,489,338                    100 %
===========================================================================================================================


Minimum Mortgage Rate
(for Adjustable Rate Mortgage Loans in Group 1)


Range of Minimum                                          Number of          Aggregate Principal    Percent Of Aggregate
Mortgage Rates                                            Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
5.000 or Less                                             1                                 $265,473                   0.29 %
5.001 - 6.000                                             45                              $8,695,620                   9.61
6.001 - 7.000                                             142                            $26,966,193                  29.8
7.001 - 8.000                                             224                            $36,022,542                  39.81
8.001 - 9.000                                             93                             $13,652,455                  15.09
9.001 - 10.000                                            31                              $3,363,393                   3.72
10.001 - 11.000                                           14                              $1,398,349                   1.55
11.001 - 12.000                                           1                                  $66,024                   0.07
12.001 - 13.000                                           1                                  $59,289                   0.07
---------------------------------------------------------------------------------------------------------------------------
Total                                                     552                            $90,489,338                    100 %
===========================================================================================================================

                                              CWABS 2003-BC4 Group 2


Summary of Loans in Loan Group 2                                                                    Range
(As of Reference Date)                                                                              -----


Number of Mortgage Loans                                                                    2,577
Aggregate Balance                                                                    $416,629,201
Average Loan Balance                                                                     $161,672          $20,948 to      $572,551
Weighted Average Mortgage Rate                                                             7.383%           4.700% to       12.780%
Net Weighted Average Mortgage Rate                                                         6.410%           2.826% to       12.271%
Adjustable Rate Mortgage Loan Characteristics
     Weighted Average Gross Margin                                                         6.627%           2.000% to       10.814%
     Weighted Average Maximum Mortgage Rate                                               13.696%           9.700% to       18.350%
     Weighted Average Minimum Mortgage Rate                                                7.352%           4.125% to       11.600%
Weighted Average Original Term (months)                                                       355              120 to           360
Weighted Average Remaining Term (months)                                                      341              105 to           349
Weighted Average Loan-to-Value Ratio                                                       82.62%           15.73% to       100.00%
Weighted Average FICO Score                                                                   621

                                              CWABS 2003-BC4 Group 2


Mortgage Loan Programs


                                                          Number of          Aggregate Principal    Percent Of Aggregate
Description                                               Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
2-Year/28-Year LIBOR                                      1,280                         $213,665,710                  51.28 %
3-Year/27-Year LIBOR                                      255                            $42,246,534                  10.14
5-Year/25-Year LIBOR - 12mLibor                           12                              $3,619,039                   0.87
5-Year/25-Year LIBOR - 6mLibor                            5                               $1,143,086                   0.27
FIXED 10-Year                                             7                                 $545,616                   0.13
FIXED 15-Year                                             65                              $5,384,195                   1.29
FIXED 20-Year                                             24                              $2,683,358                   0.64
FIXED 25-Year                                             3                                 $289,447                   0.07
FIXED 30-Year                                             902                           $144,015,919                  34.57
FIXED 30/15 Year Balloon                                  24                              $3,036,297                   0.73
---------------------------------------------------------------------------------------------------------------------------
Total                                                     2,577                         $416,629,201                    100 %
===========================================================================================================================


Mortgage Loan Principal Balances


Range of Mortgage Loan                                    Number of          Aggregate Principal    Percent Of Aggregate
Principal Balances ($)                                    Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
$0 - $25000                                               1                                  $20,948                   0.01 %
$25000.01 - $50000                                        64                              $2,744,050                   0.66
$50000.01 - $75000                                        218                            $14,032,557                   3.37
$75000.01 - $100000                                       372                            $32,707,790                   7.85
$100000.01 - $ 150000                                     780                            $96,374,616                  23.13
$150000.01 - $ 200000                                     491                            $84,902,693                  20.38
$200000.01 - $ 250000                                     265                            $59,225,670                  14.22
$250000.01 - $ 300000                                     172                            $46,822,080                  11.24
$300000.01 - $ 350000                                     106                            $34,116,524                   8.19
$350000.01 - $ 400000                                     47                             $17,484,193                   4.2
$400000.01 - $ 450000                                     32                             $13,737,545                   3.3
$450000.01 - $ 500000                                     18                              $8,521,185                   2.05
$500000.01 - $ 550000                                     8                               $4,255,127                   1.02
$550000.01 - $ 600000                                     3                               $1,684,225                   0.4
---------------------------------------------------------------------------------------------------------------------------
Total                                                     2,577                         $416,629,201                    100 %
===========================================================================================================================


Mortgage Rates


Range of Mortgage                                         Number of          Aggregate Principal    Percent Of Aggregate
Rates (%)                                                 Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
4.501 - 5.000                                             2                                 $691,246                   0.17 %
5.001 - 5.500                                             17                              $3,634,455                   0.87
5.501 - 6.000                                             142                            $29,110,964                   6.99
6.001 - 6.500                                             253                            $51,611,421                  12.39
6.501 - 7.000                                             541                            $98,009,535                  23.52
7.001 - 7.500                                             377                            $64,082,406                  15.38
7.501 - 8.000                                             556                            $78,944,960                  18.95
8.001 - 8.500                                             278                            $38,766,831                   9.3
8.501 - 9.000                                             230                            $31,555,073                   7.57
9.001 - 9.500                                             85                             $10,648,325                   2.56
9.501 - 10.000                                            50                              $5,598,160                   1.34
10.001 - 10.500                                           21                              $1,786,777                   0.43
10.501 - 11.000                                           14                              $1,264,723                   0.3
11.001 - 11.500                                           6                                 $692,658                   0.17
11.501 - 12.000                                           3                                 $139,054                   0.03
12.001 - 12.500                                           1                                  $48,785                   0.01
12.501 - 13.000                                           1                                  $43,827                   0.01
---------------------------------------------------------------------------------------------------------------------------
Total                                                     2,577                         $416,629,201                    100 %
===========================================================================================================================

                                              CWABS 2003-BC4 Group 2



Range of                                                  Number of          Aggregate Principal    Percent Of Aggregate
Months Remaining to Maturity                              Mortgage Loans     Balance Outstanding    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
1 - 120                                                   7                                 $545,616                   0.13 %
121 - 180                                                 89                              $8,420,492                   2.02
181 - 300                                                 27                              $2,972,804                   0.71
301 - 360                                                 2,454                         $404,690,289                  97.13
---------------------------------------------------------------------------------------------------------------------------
Total                                                     2,577                         $416,629,201                    100 %
===========================================================================================================================


Loan-to-Value Ratios


Range of                                                      Number of          Aggregate Principal    Percent Of Aggregate
Loan-to-Value Ratios (%)                                      Mortgage Loans     Balance Outstanding    Principal Balance
-------------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                                 23                              $3,229,381                   0.78 %
50.01-55.00                                                   12                              $2,029,917                   0.49
55.01-60.00                                                   34                              $6,167,223                   1.48
60.01-65.00                                                   69                             $11,218,477                   2.69
65.01-70.00                                                   118                            $20,664,676                   4.96
70.01-75.00                                                   196                            $33,696,327                   8.09
75.01-80.00                                                   657                           $102,452,422                  24.59
80.01-85.00                                                   486                            $79,384,936                  19.05
85.01-90.00                                                   712                           $113,589,809                  27.26
90.01-95.00                                                   245                            $40,584,803                   9.74
95.01-100.00                                                  25                              $3,611,230                   0.87
-------------------------------------------------------------------------------------------------------------------------------
Total                                                         2,577                         $416,629,201                    100 %
===============================================================================================================================

                                              CWABS 2003-BC4 Group 2


State Distribution of Mortgaged Properties


                                                              Number of          Aggregate Principal    Percent Of Aggregate
State                                                         Mortgage Loans     Balance Outstanding    Principal Balance
-------------------------------------------------------------------------------------------------------------------------------
Alabama                                                       8                               $1,168,109                   0.28 %
Arizona                                                       63                              $8,154,236                   1.96
Arkansas                                                      6                                 $637,445                   0.15
California                                                    617                           $140,457,033                  33.71
Colorado                                                      42                              $7,307,631                   1.75
Connecticut                                                   35                              $6,019,190                   1.44
Delaware                                                      9                               $1,073,034                   0.26
Florida                                                       208                            $29,195,536                   7.01
Georgia                                                       21                              $2,885,677                   0.69
Hawaii                                                        4                               $1,183,985                   0.28
Idaho                                                         9                               $1,038,701                   0.25
Illinois                                                      137                            $20,271,755                   4.87
Indiana                                                       62                              $6,815,028                   1.64
Iowa                                                          13                              $1,297,944                   0.31
Kansas                                                        15                              $2,050,295                   0.49
Kentucky                                                      24                              $2,590,449                   0.62
Louisiana                                                     16                              $2,329,206                   0.56
Maine                                                         9                               $1,064,198                   0.26
Maryland                                                      42                              $8,134,088                   1.95
Massachusetts                                                 30                              $6,642,093                   1.59
Michigan                                                      77                             $10,822,562                   2.60
Minnesota                                                     46                              $7,674,559                   1.84
Mississippi                                                   10                              $1,743,458                   0.42
Missouri                                                      46                              $5,502,013                   1.32
Montana                                                       3                                 $245,097                   0.06
Nebraska                                                      11                              $1,250,584                   0.30
Nevada                                                        36                              $5,963,940                   1.43
New Hampshire                                                 10                              $1,981,962                   0.48
New Jersey                                                    30                              $4,582,299                   1.10
New Mexico                                                    4                                 $538,554                   0.13
New York                                                      92                             $18,180,474                   4.36
North Carolina                                                122                            $13,068,458                   3.14
North Dakota                                                  3                                 $452,977                   0.11
Ohio                                                          98                             $11,369,983                   2.73
Oklahoma                                                      15                              $1,448,425                   0.35
Oregon                                                        32                              $4,497,634                   1.08
Pennsylvania                                                  53                              $6,092,087                   1.46
Rhode Island                                                  11                              $1,736,529                   0.42
South Carolina                                                42                              $5,437,943                   1.31
South Dakota                                                  1                                  $87,574                   0.02
Tennessee                                                     60                              $7,551,263                   1.81
Texas                                                         201                            $22,868,814                   5.49
Utah                                                          12                              $2,077,939                   0.50
Virginia                                                      84                             $13,076,111                   3.14
Washington                                                    71                             $12,910,095                   3.10
West Virginia                                                 8                               $1,178,008                   0.28
Wisconsin                                                     25                              $3,588,837                   0.86
Wyoming                                                       4                                 $385,394                   0.09
-------------------------------------------------------------------------------------------------------------------------------
Total                                                         2,577                         $416,629,201                    100 %
===============================================================================================================================

                                              CWABS 2003-BC4 Group 2


FICO Credit Score Range


                                                              Number of          Aggregate Principal    Percent Of Aggregate
FICO Credit Score                                             Mortgage Loans     Balance Outstanding    Principal Balance
-------------------------------------------------------------------------------------------------------------------------------
801 - 820                                                     1                                 $360,347                   0.09 %
781 - 800                                                     12                              $2,417,252                   0.58
761 - 780                                                     19                              $3,655,649                   0.88
741 - 760                                                     37                              $6,453,764                   1.55
721 - 740                                                     62                             $11,399,192                   2.74
701 - 720                                                     81                             $14,142,041                   3.39
681 - 700                                                     125                            $22,176,156                   5.32
661 - 680                                                     187                            $30,514,039                   7.32
641 - 660                                                     290                            $47,607,763                  11.43
621 - 640                                                     370                            $61,374,624                  14.73
601 - 620                                                     390                            $59,905,318                  14.38
581 - 600                                                     343                            $50,888,519                  12.21
561 - 580                                                     294                            $46,698,487                  11.21
541 - 560                                                     197                            $30,709,285                   7.37
521 - 540                                                     109                            $18,962,450                   4.55
501 - 520                                                     58                              $9,253,369                   2.22
500 or Less                                                   2                                 $110,947                   0.03
-------------------------------------------------------------------------------------------------------------------------------
Total                                                         2,577                         $416,629,201                    100 %
===============================================================================================================================


Property Type


                                                              Number of          Aggregate Principal    Percent Of Aggregate
   Description                                                Mortgage Loans     Balance Outstanding    Principal Balance
-------------------------------------------------------------------------------------------------------------------------------
Single Family Detached                                        2,081                         $333,315,073                  80 %
Planned Unit Development                                      200                            $40,127,178                   9.63
Condominium                                                   112                            $16,120,317                   3.87
2 Family Home                                                 82                             $13,041,449                   3.13
Manufactured Housing (1)                                      40                              $3,620,178                   0.87
4 Family Home                                                 14                              $2,892,823                   0.69
3 Family Home                                                 13                              $2,646,708                   0.64
Single Family Attached                                        20                              $2,430,950                   0.58
Planned Unit Development Attached                             9                               $1,527,488                   0.37
High Rise Condominium                                         5                                 $743,740                   0.18
Townhome                                                      1                                 $163,298                   0.04
-------------------------------------------------------------------------------------------------------------------------------
Total                                                         2,577                         $416,629,201                    100 %
===============================================================================================================================

(1) Treated as real property

                                              CWABS 2003-BC4 Group 2


Loan Purpose


                                                              Number of          Aggregate Principal    Percent Of Aggregate
Loan Purpose                                                  Mortgage Loans     Balance Outstanding    Principal Balance
-------------------------------------------------------------------------------------------------------------------------------
Refinance - Cash Out                                          1,827                         $299,044,408                  71.78 %
Purchase                                                      440                            $71,115,537                  17.07
Refinance - Rate/Term                                         310                            $46,469,256                  11.15
-------------------------------------------------------------------------------------------------------------------------------
Total                                                         2,577                         $416,629,201                    100 %
===============================================================================================================================


Occupancy Types


                                                              Number of          Aggregate Principal    Percent Of Aggregate
Occupancy Type                                                Mortgage Loans     Balance Outstanding    Principal Balance
-------------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                                2,421                         $396,559,518                  95.18 %
Non-Owner Occupied                                            148                            $18,567,214                   4.46
Second Home                                                   8                               $1,502,469                   0.36
-------------------------------------------------------------------------------------------------------------------------------
Total                                                         2,577                         $416,629,201                    100 %
===============================================================================================================================


Gross Margin
(for Adjustable Rate Mortgage Loans in Group 2)


Range of Gross                                                Number of          Aggregate Principal    Percent Of Aggregate
Margins (%)                                                   Mortgage Loans     Balance Outstanding    Principal Balance
-------------------------------------------------------------------------------------------------------------------------------
1.001 - 2.000                                                 1                                  $91,277                   0.04 %
3.001 - 4.000                                                 13                              $3,939,344                   1.51
4.001 - 5.000                                                 21                              $4,404,679                   1.69
5.001 - 6.000                                                 382                            $72,542,118                  27.83
6.001 - 7.000                                                 654                           $110,405,838                  42.35
7.001 - 8.000                                                 330                            $48,766,165                  18.71
8.001 - 9.000                                                 116                            $16,403,239                   6.29
9.001 - 10.000                                                30                              $3,627,494                   1.39
10.001 - 11.000                                               5                                 $494,215                   0.19
-------------------------------------------------------------------------------------------------------------------------------
Total                                                         2,577                         $416,629,201                    100 %
===============================================================================================================================

                                              CWABS 2003-BC4 Group 2


Next Adjustment Date
(for Adjustable Rate Mortgage Loans in Group 2)


                                                              Number of          Aggregate Principal    Percent Of Aggregate
Next Adjustment Date                                          Mortgage Loans     Balance Outstanding    Principal Balance
-------------------------------------------------------------------------------------------------------------------------------
August 2004                                                   1                                  $62,556                   0.03 %
September 2004                                                1                                  $90,368                   0.04
October 2004                                                  1                                 $185,471                   0.09
November 2004                                                 24                              $3,304,639                   1.27
December 2004                                                 67                              $9,566,115                   3.67
January 2005                                                  88                             $13,808,535                   5.3
February 2005                                                 155                            $23,995,823                   9.21
March 2005                                                    218                            $35,699,902                  13.7
April 2005                                                    286                            $48,316,765                  18.54
May 2005                                                      361                            $65,405,810                  25.09
June 2005                                                     72                             $12,087,115                   4.64
July 2005                                                     2                                 $498,441                   0.19
November 2005                                                 2                                 $629,394                   0.24
December 2005                                                 6                                 $905,945                   0.35
January 2006                                                  5                                 $628,994                   0.24
February 2006                                                 36                              $4,944,846                   1.9
March 2006                                                    81                             $12,849,224                   4.93
April 2006                                                    89                             $15,590,871                   5.98
May 2006                                                      32                              $6,122,388                   2.35
June 2006                                                     4                                 $574,873                   0.22
January 2008                                                  1                                 $282,917                   0.11
March 2008                                                    12                              $3,619,039                   1.39
April 2008                                                    1                                 $173,088                   0.07
May 2008                                                      3                                 $687,082                   0.26
-------------------------------------------------------------------------------------------------------------------------------
Total                                                         2,577                         $416,629,201                    100 %
===============================================================================================================================


Maximum Mortgage Rate
(for Adjustable Rate Mortgage Loans in Group 2)


Range of Maximum                                              Number of          Aggregate Principal    Percent Of Aggregate
Mortgage Rates                                                Mortgage Loans     Balance Outstanding    Principal Balance
-------------------------------------------------------------------------------------------------------------------------------
9.001 - 10.000                                                2                                 $691,246                   0.27 %
10.001 - 10.500                                               4                               $1,382,376                   0.53
10.501 - 11.000                                               2                                 $331,212                   0.13
11.001 - 11.500                                               15                              $2,571,237                   0.99
11.501 - 12.000                                               92                             $16,996,201                   6.52
12.001 - 12.500                                               93                             $17,894,982                   6.86
12.501 - 13.000                                               235                            $44,966,954                  17.25
13.001 - 13.500                                               189                            $31,500,853                  12.08
13.501 - 14.000                                               315                            $49,875,204                  19.13
14.001 - 14.500                                               190                            $32,385,831                  12.42
14.501 - 15.000                                               219                            $33,768,799                  12.95
15.001 - 15.500                                               91                             $14,141,981                   5.43
15.501 - 16.000                                               68                              $9,624,170                   3.69
16.001 - 16.500                                               21                              $2,543,011                   0.98
16.501 - 17.000                                               9                                 $960,515                   0.37
17.000 - 17.500                                               3                                 $333,121                   0.13
17.501 - 18.000                                               3                                 $441,910                   0.17
18.001 - 18.500                                               1                                 $264,766                   0.1
-------------------------------------------------------------------------------------------------------------------------------
Total                                                         1,552                         $260,674,370                    100 %
===============================================================================================================================

                                              CWABS 2003-BC4 Group 2


Initial Periodic Rate Cap
(for Adjustable Rate Mortgage Loans in Group 2)


Initial Periodic Rate                                         Number of          Aggregate Principal    Percent Of Aggregate
Cap (%)                                                       Mortgage Loans     Balance Outstanding    Principal Balance
-------------------------------------------------------------------------------------------------------------------------------
1.000                                                         4                                 $714,483                   0.27 %
1.500                                                         339                            $63,056,261                  24.19
2.000                                                         6                               $1,221,700                   0.47
3.000                                                         1,188                         $191,352,871                  73.41
5.000                                                         15                              $4,329,055                   1.66
-------------------------------------------------------------------------------------------------------------------------------
Total                                                         1,552                         $260,674,370                    100 %
===============================================================================================================================


Subsequent Periodic Rate Cap
(for Adjustable Rate Mortgage Loans in Group 2)


Subsequent Periodic                                           Number of          Aggregate Principal    Percent Of Aggregate
Rate Cap (%)                                                  Mortgage Loans     Balance Outstanding    Principal Balance
-------------------------------------------------------------------------------------------------------------------------------
1.000                                                         1,183                         $192,607,095                  73.89 %
1.500                                                         369                            $68,067,275                  26.11
-------------------------------------------------------------------------------------------------------------------------------
Total                                                         1,552                         $260,674,370                    100 %
===============================================================================================================================


Minimum Mortgage Rate
(for Adjustable Rate Mortgage Loans in Group 2)


Range of Minimum                                              Number of          Aggregate Principal    Percent Of Aggregate
Mortgage Rates                                                Mortgage Loans     Balance Outstanding    Principal Balance
-------------------------------------------------------------------------------------------------------------------------------
5.000 or Less                                                 8                               $1,770,076                   0.68 %
5.001 - 6.000                                                 154                            $32,287,580                  12.39
6.001 - 7.000                                                 408                            $75,574,943                  28.99
7.001 - 8.000                                                 579                            $92,466,620                  35.47
8.001 - 9.000                                                 298                            $45,346,760                  17.4
9.001 - 10.000                                                83                             $11,184,021                   4.29
10.001 - 11.000                                               18                              $1,497,108                   0.57
11.001 - 12.000                                               4                                 $547,261                   0.21
-------------------------------------------------------------------------------------------------------------------------------
Total                                                         1,552                         $260,674,370                    100 %
===============================================================================================================================

                                  EXHIBIT 2

      THE                                                                                                Distribution Date:  6/25/04
    BANK OF
      NEW
     YORK

101 Barclay St., 8 West
New York, NY 10286
                                                                     Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                                        Asset-Backed Securitiies
Associate:      AnnMarie Cassano
                212-815-8318                                             Series 2003-BC4



                                  Certificateholder Monthly Distribution Summary

                                               Certificate                            Pass
                                 Class             Rate           Beginning         Through          Principal
  Class        Cusip          Description          Type            Balance          Rate (%)        Distribution
--------------------------------------------------------------------------------------------------------------------
   1A        126671G75          Senior         Var-Act/360       124,053,831.32             1.370      7,570,642.35
   2A1       126671F68          Senior         Var-Act/360        49,438,697.40             1.220     33,594,018.33
   2A2       126671F76          Senior         Var-Act/360       315,747,000.00             1.420              0.00
   M1        126671F84          Senior         Var-Act/360        44,000,000.00             1.800              0.00
   M2        126671F92          Senior         Var-Act/360        12,000,000.00             2.000              0.00
   M3        126671G26          Senior         Var-Act/360        12,000,000.00             2.550              0.00
   M4        126671G34          Senior         Var-Act/360        12,000,000.00             2.850              0.00
   M5        126671G42          Senior         Var-Act/360        10,000,000.00             3.400              0.00
   M6        126671G59          Senior         Var-Act/360         8,000,000.00             4.600              0.00
    B        126671G67          Senior         Var-Act/360         6,000,000.00             4.600              0.00
    P        126671H25          Senior          Fix-30/360               100.00             0.000              0.00
    C        126671G91         Strip IO         Fix-30/360       602,439,529.87             0.000              0.00
   AR        126671G83          Senior          Fix-30/360                 0.00             0.000              0.00
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
 Totals                                                          593,239,628.72                       41,164,660.68
--------------------------------------------------------------------------------------------------------------------


                                                      Current                           Cumulative
              Interest           Total                Realized       Ending              Realized
  Class     Distribution     Distribution              Losses        Balance              Losses
--------------------------------------------------------------------------------------------------
   1A            146,349.06     7,716,991.41              0.00   116,483,188.97              0.00
   2A1            51,938.10    33,645,956.43              0.00    15,844,679.07              0.00
   2A2           386,088.41       386,088.41              0.00   315,747,000.00              0.00
   M1             68,200.00        68,200.00              0.00    44,000,000.00              0.00
   M2             20,666.67        20,666.67              0.00    12,000,000.00              0.00
   M3             26,350.00        26,350.00              0.00    12,000,000.00              0.00
   M4             29,450.00        29,450.00              0.00    12,000,000.00              0.00
   M5             29,277.78        29,277.78              0.00    10,000,000.00              0.00
   M6             31,688.89        31,688.89              0.00     8,000,000.00              0.00
    B             23,766.67        23,766.67              0.00     6,000,000.00              0.00
    P            971,423.91       971,423.91              0.00           100.00              0.00
    C          2,365,219.25     2,365,219.25              0.00   561,274,869.19              0.00
   AR                  0.00             0.00              0.00             0.00              0.00
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 Totals        4,150,418.75    45,315,079.43              0.00   552,074,968.04              0.00
--------------------------------------------------------------------------------------------------

      THE                                                                                                Distribution Date:  6/25/04
    BANK OF
      NEW
     YORK

101 Barclay St., 8 West
New York, NY 10286
                                                                     Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                                        Asset-Backed Securitiies
Associate:      AnnMarie Cassano
                212-815-8318                                             Series 2003-BC4




                                           Principal Distribution Detail

                               Original         Beginning         Scheduled
                              Certificate      Certificate        Principal         Accretion
  Class        Cusip            Balance          Balance         Distribution       Principal
--------------------------------------------------------------------------------------------------
   1A        126671G75        174,003,000.00    124,053,831.32      7,570,642.35                0
   2A1       126671F68        206,250,000.00     49,438,697.40     33,594,018.33                0
   2A2       126671F76        315,747,000.00    315,747,000.00              0.00                0
   M1        126671F84         44,000,000.00     44,000,000.00              0.00                0
   M2        126671F92         12,000,000.00     12,000,000.00              0.00                0
   M3        126671G26         12,000,000.00     12,000,000.00              0.00                0
   M4        126671G34         12,000,000.00     12,000,000.00              0.00                0
   M5        126671G42         10,000,000.00     10,000,000.00              0.00                0
   M6        126671G59          8,000,000.00      8,000,000.00              0.00                0
    B        126671G67          6,000,000.00      6,000,000.00              0.00                0
    P        126671H25                100.00            100.00              0.00                0
    C        126671G91        800,000,100.00    602,439,529.87              0.00                0
   AR        126671G83                100.00              0.00              0.00                0
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 Totals                       800,000,200.00    593,239,628.72     41,164,660.68                0
--------------------------------------------------------------------------------------------------


            Unscheduled           Net            Current            Ending           Ending
             Principal         Principal         Realized        Certificate       Certificate
  Class     Adjustments      Distribution         Losses           Balance           Factor
--------------------------------------------------------------------------------------------------

   1A                  0.00     7,570,642.35              0.00    116,483,188.97    0.66943207283
   2A1                 0.00    33,594,018.33              0.00     15,844,679.07    0.07682268641
   2A2                 0.00             0.00              0.00    315,747,000.00    1.00000000000
   M1                  0.00             0.00              0.00     44,000,000.00    1.00000000000
   M2                  0.00             0.00              0.00     12,000,000.00    1.00000000000
   M3                  0.00             0.00              0.00     12,000,000.00    1.00000000000
   M4                  0.00             0.00              0.00     12,000,000.00    1.00000000000
   M5                  0.00             0.00              0.00     10,000,000.00    1.00000000000
   M6                  0.00             0.00              0.00      8,000,000.00    1.00000000000
    B                  0.00             0.00              0.00      6,000,000.00    1.00000000000
    P                  0.00             0.00              0.00            100.00    1.00000000000
    C                  0.00             0.00              0.00    561,274,869.19    0.70159349879
   AR                  0.00             0.00              0.00              0.00    0.00000000000
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 Totals                0.00    41,164,660.68              0.00    552,074,968.04
--------------------------------------------------------------------------------------------------

      THE                                                                                                Distribution Date:  6/25/04
    BANK OF
      NEW
     YORK

101 Barclay St., 8 West
New York, NY 10286
                                                                     Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                                        Asset-Backed Securitiies
Associate:      AnnMarie Cassano
                212-815-8318                                             Series 2003-BC4




                                           Interest Distribution Detail

             Beginning           Pass            Accrued          Cumulative
            Certificate         Through          Optimal            Unpaid          Deferred
  Class       Balance          Rate (%)          Interest          Interest         Interest
--------------------------------------------------------------------------------------------------
   1A        124,053,831.32         1.370000        146,349.06              0.00             0.00
   2A1        49,438,697.40         1.220000         51,938.10              0.00             0.00
   2A2       315,747,000.00         1.420000        386,088.42              0.00             0.00
   M1         44,000,000.00         1.800000         68,200.00              0.00             0.00
   M2         12,000,000.00         2.000000         20,666.67              0.00             0.00
   M3         12,000,000.00         2.550000         26,350.00              0.00             0.00
   M4         12,000,000.00         2.850000         29,450.00              0.00             0.00
   M5         10,000,000.00         3.400000         29,277.78              0.00             0.00
   M6          8,000,000.00         4.600000         31,688.89              0.00             0.00
    B          6,000,000.00         4.600000         23,766.67              0.00             0.00
    P                100.00         0.000000              0.00              0.00             0.00
    C        602,439,529.87         0.000000              0.00              0.00             0.00
   AR                  0.00         0.000000              0.00              0.00             0.00
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 Totals      593,239,628.72                         813,775.59              0.00             0.00
--------------------------------------------------------------------------------------------------


               Total              Net          Unscheduled
              Interest        Prepayment         Interest          Interest
  Class         Due          Int Shortfall      Adjustment           Paid
---------------------------------------------------------------------------------
   1A            146,349.06             0.00              0.00        146,349.06
   2A1            51,938.10             0.00              0.00         51,938.10
   2A2           386,088.42             0.00              0.00        386,088.41
   M1             68,200.00             0.00              0.00         68,200.00
   M2             20,666.67             0.00              0.00         20,666.67
   M3             26,350.00             0.00              0.00         26,350.00
   M4             29,450.00             0.00              0.00         29,450.00
   M5             29,277.78             0.00              0.00         29,277.78
   M6             31,688.89             0.00              0.00         31,688.89
    B             23,766.67             0.00              0.00         23,766.67
    P                  0.00             0.00              0.00        971,423.91
    C                  0.00             0.00              0.00      2,365,219.25
   AR                  0.00             0.00              0.00              0.00
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
 Totals          813,775.59             0.00              0.00      4,150,418.75
---------------------------------------------------------------------------------

      THE                                                                                                Distribution Date:  6/25/04
    BANK OF
      NEW
     YORK

101 Barclay St., 8 West
New York, NY 10286
                                                                     Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                                        Asset-Backed Securitiies
Associate:      AnnMarie Cassano
                212-815-8318                                             Series 2003-BC4




                                            Current Payment Information
                                                Factors per $1,000

                                             Original              Beginning Cert.
                                           Certificate                 Notional                  Principal
  Class             Cusip                    Balance                   Balance                 Distribution
---------------------------------------------------------------------------------------------------------------------
   1A             126671G75                     174,003,000.00             712.940761481               43.508688655
   2A1            126671F68                     206,250,000.00             239.702775273              162.880088863
   2A2            126671F76                     315,747,000.00           1,000.000000000                0.000000000
   M1             126671F84                      44,000,000.00           1,000.000000000                0.000000000
   M2             126671F92                      12,000,000.00           1,000.000000000                0.000000000
   M3             126671G26                      12,000,000.00           1,000.000000000                0.000000000
   M4             126671G34                      12,000,000.00           1,000.000000000                0.000000000
   M5             126671G42                      10,000,000.00           1,000.000000000                0.000000000
   M6             126671G59                       8,000,000.00           1,000.000000000                0.000000000
    B             126671G67                       6,000,000.00           1,000.000000000                0.000000000
    P             126671H25                             100.00           1,000.000000000                0.000000000
    C             126671G91                     800,000,100.00             753.049318206                0.000000000
   AR             126671G83                             100.00               0.000000000                0.000000000
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
 Totals                                         800,000,200.00             741.549350513               51.455812986
---------------------------------------------------------------------------------------------------------------------

                                           Ending Cert.                  Pass
                  Interest                   Notional                  Through
  Class         Distribution                 Balance                   Rate (%)
------------------------------------------------------------------------------------------
   1A                    0.841072059             669.432072826                  1.370000
   2A1                   0.251821082              76.822686410                  1.220000
   2A2                   1.222777778           1,000.000000000                  1.420000
   M1                    1.550000000           1,000.000000000                  1.800000
   M2                    1.722222222           1,000.000000000                  2.000000
   M3                    2.195833333           1,000.000000000                  2.550000
   M4                    2.454166667           1,000.000000000                  2.850000
   M5                    2.927777778           1,000.000000000                  3.400000
   M6                    3.961111111           1,000.000000000                  4.600000
    B                    3.961111111           1,000.000000000                  4.600000
    P            9,714,239.100000000           1,000.000000000                  0.000000
    C                    2.956523692             701.593498788                  0.000000
   AR                    0.000000000               0.000000000                  0.000000
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
 Totals                  5.188022140             690.093537527
------------------------------------------------------------------------------------------

      THE
    BANK OF
      NEW
     YORK

101 Barclay St., 8 West
New York, NY 10286
                                                                   Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                                        Asset-Backed Securitiies
Associate:      AnnMarie Cassano
                212-815-8318                                             Series 2003-BC4




Pool Level Data

Distribution Date                                                                                                           6/25/04
Cut-off Date                                                                                                                8/ 1/03
Determination Date                                                                                                          6/ 1/04
Accrual Period 30/360                            Begin                                                                      5/ 1/04
                                                 End                                                                        6/ 1/04
Number of Days in 30/360 Accrual Period                                                                                          30

Accrual Period Actual Days                       Begin                                                                      5/25/04
                                                 End                                                                        6/25/04
Number of Days in Actual Accrual Period                                                                                          31



                                  Collateral Information
--------------------------------------------------------------------------------------
Group 1

Cut-Off Date Balance                                                                                                 200,001,907.94

Beginning Aggregate Pool Stated Principal Balance                                                                    152,207,897.29
Ending Aggregate Pool Stated Principal Balance                                                                       144,645,668.14

Beginning Aggregate Loan Count                                                                                                  994
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  40
Ending Aggregate Loan Count                                                                                                     954

Beginning Weighted Average Loan Rate (WAC)                                                                                7.442708%
Ending Weighted Average Loan Rate (WAC)                                                                                   7.451059%

Beginning Net Weighted Average Loan Rate                                                                                  6.448076%
Ending Net Weighted Average Loan Rate                                                                                     6.451346%

Weighted Average Maturity (WAM) (Months)                                                                                        329

Servicer Advances                                                                                                        106,426.45

Aggregate Pool Prepayment                                                                                              7,411,605.44
Pool Prepayment Rate                                                                                                    45.0992 CPR



Group 2
-------
Cut-Off Date Balance                                                                                                 599,998,192.06


      THE
    BANK OF
      NEW
     YORK

101 Barclay St., 8 West
New York, NY 10286
                                                                   Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                                        Asset-Backed Securitiies
Associate:      AnnMarie Cassano
                212-815-8318                                             Series 2003-BC4




Group 2
-------

Beginning Aggregate Pool Stated Principal Balance                                                                    450,231,632.58
Ending Aggregate Pool Stated Principal Balance                                                                       416,629,201.05

Beginning Aggregate Loan Count                                                                                                 2747
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 170
Ending Aggregate Loan Count                                                                                                    2577

Beginning Weighted Average Loan Rate (WAC)                                                                                7.390378%
Ending Weighted Average Loan Rate (WAC)                                                                                   7.382846%

Beginning Net Weighted Average Loan Rate                                                                                  6.425919%
Ending Net Weighted Average Loan Rate                                                                                     6.409997%

Weighted Average Maturity (WAM) (Months)                                                                                        341

Servicer Advances                                                                                                        301,036.64

Aggregate Pool Prepayment                                                                                             33,142,764.08
Pool Prepayment Rate                                                                                                    60.1617 CPR




Certificate Account

Beginning Balance                                                                                                              0.00

Deposit
Payments of Interest and Principal                                                                                    44,781,161.87
Liquidation Proceeds                                                                                                      22,158.27
All Other Proceeds                                                                                                             0.00
Other Amounts                                                                                                                  0.00
                                                                                                                      -------------
Total Deposits                                                                                                        44,803,320.14



Withdrawals
Reimbursement of Servicer Advances                                                                                             0.00
Payment of Master Servicer Fees                                                                                          223,089.76

      THE
    BANK OF
      NEW
     YORK

101 Barclay St., 8 West
New York, NY 10286
                                                                   Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                                        Asset-Backed Securitiies
Associate:      AnnMarie Cassano
                212-815-8318                                             Series 2003-BC4





Payment of Sub Servicer Fees                                                                                                 169.84
Payment of Other Fees                                                                                                        674.45
Payment of Insurance Premium(s)                                                                                                0.00
Payment of Personal Mortgage Insurance                                                                                   235,900.42
Other Permitted Withdrawal per the Pooling and Service Agreement                                                               0.00
Payment of Principal and Interest                                                                                     45,315,079.41

Total Withdrawals                                                                                                     45,774,913.88

Ending Balance                                                                                                          -971,423.91



Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                 27,926.71
Compensation for Gross PPIS from Servicing Fees                                                                           27,926.71
Other Gross PPIS Compensation                                                                                                  0.00
                                                                                                                      -------------
Total Net PPIS (Non-Supported PPIS)                                                                                            0.00




Master Servicing Fees Paid                                                                                               223,089.76
Insurance Premium(s) Paid                                                                                                      0.00
Personal Mortgage Insurance Fees Paid                                                                                    235,900.42
Other Fees Paid                                                                                                              674.45
                                                                                                                      -------------
Total Fees                                                                                                               459,664.63


                                Delinquency Information
----------------------------------------------------------------------------------------
Group 1
-------

Delinquency                                       30-59 Days            60-89 Days              90+ Days                     Totals
-----------                                       ----------            ----------              --------                     ------
Scheduled Principal Balance                      4,960,909.98          2,890,196.47          3,888,687.60             11,739,794.05
Percentage of Total Pool Balance                    3.429698%             1.998122%             2.688423%                 8.116243%
Number of Loans                                            29                    17                    29                        75
Percentage of Total Loans                           3.039832%             1.781971%             3.039832%                 7.861635%

      THE
    BANK OF
      NEW
     YORK

101 Barclay St., 8 West
New York, NY 10286
                                                                   Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                                        Asset-Backed Securitiies
Associate:      AnnMarie Cassano
                212-815-8318                                             Series 2003-BC4




Foreclosure
-----------

Scheduled Principal Balance                               0.00                  0.00                  0.00                      0.00
Percentage of Total Pool Balance                     0.000000%             0.000000%             0.000000%                 0.000000%
Number of Loans                                              0                     0                     0                         0
Percentage of Total Loans                            0.000000%             0.000000%             0.000000%                 0.000000%

Bankruptcy

Scheduled Principal Balance                               0.00                  0.00                  0.00                      0.00
Percentage of Total Pool Balance                     0.000000%             0.000000%             0.000000%                 0.000000%
Number of Loans                                              0                     0                     0                         0
Percentage of Total Loans                            0.000000%             0.000000%             0.000000%                 0.000000%

REO
---

Scheduled Principal Balance                               0.00                  0.00                  0.00                      0.00
Percentage of Total Pool Balance                     0.000000%             0.000000%             0.000000%                 0.000000%
Number of Loans                                              0                     0                     0                         0
Percentage of Total Loans                            0.000000%             0.000000%             0.000000%                 0.000000%

Book Value of all REO Loans                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                         0.00
Additional Gains (Recoveries)/Losses                                                                                            0.00
Total Realized Losses                                                                                                      86,694.70


Group 2
-------

Delinquency                                       30-59 Days            60-89 Days              90+ Days                     Totals
-----------                                       ----------            ----------              --------                     ------

Scheduled Principal Balance                      15,772,910.08          6,298,090.63         10,753,835.59             32,824,836.30
Percentage of Total Pool Balance                     3.785839%             1.511678%             2.581153%                 7.878669%
Number of Loans                                             90                    36                    72                       198
Percentage of Total Loans                            3.492433%             1.396973%             2.793946%                 7.683353%

Foreclosure
-----------

Scheduled Principal Balance                               0.00                  0.00                  0.00                      0.00
Percentage of Total Pool Balance                     0.000000%             0.000000%             0.000000%                 0.000000%
Number of Loans                                              0                     0                     0                         0
Percentage of Total Loans                            0.000000%             0.000000%             0.000000%                 0.000000%


      THE
    BANK OF
      NEW
     YORK

101 Barclay St., 8 West
New York, NY 10286
                                                                   Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                                        Asset-Backed Securitiies
Associate:      AnnMarie Cassano
                212-815-8318                                             Series 2003-BC4





Bankruptcy
----------
Scheduled Principal Balance                               0.00                  0.00                  0.00                      0.00
Percentage of Total Pool Balance                     0.000000%             0.000000%             0.000000%                 0.000000%
Number of Loans                                              0                     0                     0                         0
Percentage of Total Loans                            0.000000%             0.000000%             0.000000%                 0.000000%

REO

Scheduled Principal Balance                               0.00                  0.00                  0.00                      0.00
Percentage of Total Pool Balance                     0.000000%             0.000000%             0.000000%                 0.000000%
Number of Loans                                              0                     0                     0                         0
Percentage of Total Loans                            0.000000%             0.000000%             0.000000%                 0.000000%

Book Value of all REO Loans                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                    45,746.00
Additional Gains (Recoveries)/Losses                                                                                            0.00
Total Realized Losses                                                                                                      73,270.47


                                Reserve Fund Information
-----------------------------------------------------------------------------------------

Principal Reserve Fund
----------------------

                                                                                                                              100.00
Beginning Balance                                                                                                               0.00
Deposits                                                                                                                        0.00
Accrued Interest                                                                                                                0.00
Withdrawals                                                                                                                   100.00
Ending Balance


                                   Subordination Detail
-----------------------------------------------------------------------------------------

Overcollateralization Amount                                                                                            9,200,001.15
Overcollateralization Target Amount                                                                                     9,200,001.15


      THE
    BANK OF
      NEW
     YORK

101 Barclay St., 8 West
New York, NY 10286
                                                                   Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                                        Asset-Backed Securitiies
Associate:      AnnMarie Cassano
                212-815-8318                                             Series 2003-BC4





                                   Subordination Detail
---------------------------------------------------------------------------------------------

Has Trigger Event Occurred                                                                                                       YES

Group 1 Prepayment Penalties                                                                                              156,245.59
Group 2 Prepayment Penalties                                                                                              815,178.32


                                  Miscellaneous Details
---------------------------------------------------------------------------------------------

MGIC Mortgage Insurance Due                                                                                               235,900.42
